Exhibit 31.2

CERTIFICATIONS

I, David G. Gionco, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Savient Pharmaceuticals, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[omitted]

4.	[omitted]

5.	[omitted]

By: /s/ DAVID G. GIONCO

Group Vice President, Chief Financial Officer
& Treasurer
(Principal Financial Officer)

August 11, 2009